Exhibit 99.1

News Release

For Release on November 14, 2016

Sysorex Reports Financial Results For The Third Quarter Ended September 30, 2016

Conference Call To Be Held Today at 4:30 pm Eastern Time

PALO ALTO, Calif. – Sysorex (NASDAQ: SYRX), a developer of high performance analytics software and solutions, today reported financial results for the third quarter ended September 30, 2016.

Third Quarter 2016 Financial Highlights:

●	2016 Q3 revenue of $11.2 million

●	2016 Q3 gross margin of 28%

●	2016 Q3 GAAP net loss of $0.18 per share

●	2016 Q3 GAAP net loss of $4.7 million

●	2016 Q3 Proforma Non-GAAP net loss[1] of $0.13 per share

●	2016 Q3 Non-GAAP Adjusted EBITDA[1] loss of $2.4 million

“Our Storage & Computing segment continued to see softening in the third quarter due to the challenges facing the VAR industry, especially with private sector customers. I will discuss on our earnings call today the two strategies we are implementing to address these challenges. First of course is our move to increase our value proposition to our customers by owning our proprietary technologies such as AirPatrol and LightMiner. Our second approach is to counter the VAR trends in the private sector by growing our VAR business in the public sector. I have stated this many times in the past and we started on this effort as evidenced by the recent government contract wins. We believe the announcement today of the planned asset purchase of Integrio will allow us to address this challenge aggressively. As represented by Integrio, it has generated more than $40 million per year in revenue over the past two years. We believe this fundamentally strengthens our VAR business segment with positive, long-term benefits,” said Mr. Nadir Ali, CEO of Sysorex. “Integrio’s relationships with the Bureau of Prisons, FBI and many other government agencies yield further opportunities for our AirPatrol and LightMiner products. We are also encouraged about our Mobile and IoT segment as we begin to monetize the implementation of our Air Patrol and LightMiner solutions pursuant to the managed services contract with a large mall operator. This implementation is what we envision to be the first of numerous significant business developments that capitalize on our innovative technologies and big data solutions. Our offerings continue to receive substantial interest from numerous industry leading clients across Retail, Security and the Government sectors and we expect to announce a number of customer developments in the coming quarters,” Mr. Ali concluded.

Third Quarter 2016 Financial Results

Revenue: Total revenues for the three months ended September 30, 2016 were $11.2 million compared to $14.9 million for the comparable period in the prior year. The decrease in revenues of $3.7 million is primarily attributable to the Storage and Computing segment based on the challenges the VAR industry faces in the commercial verticals as discussed above. For the three months ended September 30, 2016, Mobile, IoT & Big Data Products revenue was $542,000 compared to $487,000 for the prior year period. Storage and Computing revenue was $7.9 million for the three months ended September 30, 2016 and $10.3 million for the prior year period. SaaS revenue was $826,000 during the three months ended September 30, 2016 and $871,000 during the prior year period. Professional Services revenue was $2.0 million during the three months ended September 30, 2016 and $3.2 million during the prior year period.

Gross Profit: Total gross profit for the quarter ended September 30, 2016 was $3.1 million, compared to $4.4 million for the comparable period in the prior year. The gross profit margin for the three months ended September 30, 2016 was 28% compared to 30% during the three months ended September 30, 2015. The decrease in gross margin was primarily attributable to lower gross margin for the Storage and Computing segment during the quarter ended September 30, 2016.

Net Loss: Net loss attributable to common stockholders for the three months ended September 30, 2016 was $4.7 million compared to $3.2 for the prior year period. This increase in net loss of $1.5 million was attributable to lower revenue during the quarter and therefore lower gross profit to offset the operating expenses.

Non-GAAP net loss1: For the quarter ended September 30, 2016, pro-forma non-GAAP net loss was $3.3 million, compared to a non-GAAP net loss of $1.8 million for the prior year period. For the quarter ended September 30, 2016, non-GAAP net loss per share was $0.13, compared to a non-GAAP net loss per share of $0.09 for the prior year period. Non-GAAP net loss per share is defined as net loss per basic and diluted share adjusted for non-cash items including stock based compensation, amortization of intangibles, change in the fair value of shares to be issued, change in the fair value of derivative liability and one time charges including acquisition costs.

Non-GAAP adjusted EBITDA1: Total adjusted EBITDA for the quarter ended September 30, 2016 was a loss of $2.4 million compared to a loss of $1.5 million for the prior year period. Non-GAAP adjusted EBITDA is defined as net income (loss) before interest, provision for (benefit from) income taxes, and depreciation and amortization plus adjustments for other income or expense items, non-recurring items and non-cash stock-based compensation.

1 A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

Third Quarter 2016 and Recent Business Highlights

●	Sysorex Acquires Certain Assets of Integrio Technologies Inc.

●	Announces ~$1M Air Patrol contract with a leading global shopping center

●	Sysorex closes on $5 Million Private Placement on August 9, 2016

All results summarized in this press release (including the financial statement tables) should be considered preliminary, are qualified in their entirety by the financial statement tables included in this press release and are subject to change. Please refer to Sysorex’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, which will be filed with the Securities and Exchange Commission on or about November 14, 2016.

Conference Call Information

Management will host a conference call today, November 14, 2016, at 4:30 p.m. Eastern Time to review financial results and corporate highlights. Following management’s formal remarks, there will be a question and answer session.

To listen to the conference call, interested parties within the U.S. should call 1-844-824-3831. International callers should call +1-412-317-5141. All callers should ask for the Sysorex Global conference call. The conference call will also be available through a live webcast, which can be accessed at http://client.irwebkit.com/Sysorex.

A replay of the call will be available approximately one hour after the end of the call through December 14, 2016. The replay can be accessed via Sysorex’s website or by dialing 1-877-344-7529 (U.S.) or +1-412-317-0088 (international). The replay conference playback code is 10096306.

About Sysorex

Sysorex develops the systems and solutions that power the data-driven enterprise. With an innovative approach to big data, analytics and the Internet of Things (IoT), we blend virtual data from software and networks with the huge volume of physical data generated by mobile devices and Internet-connected things to open new worlds of insight. Our unique solutions are helping organizations worldwide improve decision making, increase productivity, and fuel the discoveries of tomorrow. Headquartered in Palo Alto, California, we have regional offices in North America, South America, Europe and the Middle East. Visit www.sysorex.com, follow us @SysorexGlobal and Link up on LinkedIn.

Safe Harbor Statement

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements include statements that indicate that the acquisition of certain assets of Integrio Technologies will address the continued softening in our Storage and Computing Segment, that we will see improvement in our Mobile and IoT segment as we begin to monetize the implementation of our Air Patrol and LightMiner solutions pursuant to a managed services contract and that we expect to announce a number of customer developments in the coming quarters. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of Sysorex and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the fluctuation of global economic conditions, the performance of management and employees, the company’s ability to obtain financing, competition, general economic conditions and other factors that are detailed in the company’s periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

Non-GAAP Financial Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles ("GAAP") are useful measures of operations. EBIDTA, Adjusted EBITDA and pro forma net loss per share are non-GAAP measures. Sysorex defines “EBITDA” as net income (loss) before interest, provision for (benefit from) income taxes, and depreciation and amortization. Management uses Adjusted EBITDA as the matrix in which it manages the business and Sysorex defines “Adjusted EBITDA” as EBITDA plus adjustments for other income or expense items, non-recurring items and non-cash stock-based compensation. Sysorex defines “pro forma net loss per share” as GAAP net loss per share adjusted for stock-based compensation, amortization of intangibles, change in the fair value of shares to be issued, change in the fair value of derivative liability and one-time non-recurring charges such as severance costs, acquisition costs and the costs associated with the public offering.

Management provides Adjusted EBITDA and pro forma net loss per share measures so that investors will have the same financial information that management uses, which may assist investors in assessing Sysorex’s performance on a period-over-period basis. Adjusted EBITDA or pro forma net loss per share is not a measure of financial performance under GAAP, and should not be considered an alternative to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA and pro forma net loss per share have limitations as analytical tools and should not be considered either in isolation or as a substitute for analysis of Sysorex’s results as reported under GAAP.

Contacts

Sysorex Investor Relations:
CorProminence LLC
Scott Arnold, +1 (516) 222-2560
Managing Director
www.corprominence.com

###

SYSOREX GLOBAL

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	September 30, 2016	December 31, 2015
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$505	$4,060
Accounts receivable, net	7,785	12,209
Notes and other receivables	1,294	1,340
Inventory	852	755
Prepaid licenses and maintenance contracts	6,971	7,509
Assets held for sale	772	772
Other current assets	1,994	1,967
Total current assets	20,173	28,612
Prepaid licenses and maintenance contracts	5,876	6,586
Property and equipment, net	1,442	1,392
Software development costs, net	1,946	1,281
Intangible assets, net	13,992	17,161
Goodwill	13,166	13,166
Other assets	425	517
Total assets	$57,020	$68,715
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,170	$9,320
Accrued liabilities	1,786	2,992
Derivative liability	11	--
Deferred revenue	11,912	9,095
Short-term debt	4,600	9,417
Liabilities held for sale	2,037	2,026

Total current liabilities	30,516	32,850
Deferred revenue	6,764	7,666
Long-term debt	3,753	1,226
Other liabilities	341	542
Acquisition liability - LightMiner	567	3,475
Total liabilities	41,941	45,759

Commitments and contingencies

Stockholders’ equity:
Convertible Series 1 Preferred Stock - $1,000.00 stated value; 5,000,000 shares authorized; 2,250 and 0 issued and outstanding at September 30, 2016 and December 31, 2015, respectively. liquidation preference of $2,250,000 and $0 at September 30, 2016 and December 31, 2015, respectively.	1,340	--
Common stock, $0.001 par value; 50,000,000 shares authorized; 26,948,288 and 25,309,863 issued and 26,709,460 and 25,071,035 outstanding at September 30, 2016 and December 31, 2015, respectively	27	25
Additional paid-in capital	62,174	58,226
Treasury stock, at cost, 238,838 shares	(695)	(695)
Due from Sysorex Consulting Inc.	(666)	(666)
Accumulated other comprehensive income (loss)	65	31
Accumulated deficit	(45,548)	(32,359)
Stockholders’ equity attributable to Sysorex Global	16,697	24,562
Non-controlling interest	(1,618)	(1,606)
Total stockholders' equity	15,079	22,956
Total liabilities and stockholders’ equity	$57,020	$68,715

SYSOREX GLOBAL

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Products	$8,366	$10,706	$27,871	$34,637
Services	2,874	4,168	10,788	12,057
Total Revenues	11,240	14,874	38,659	46,694
Cost of Revenues
Products	6,873	8,601	22,363	27,601
Services	1,269	1,885	5,807	4,962
Total Cost of Revenues	8,142	10,486	28,170	32,563
Gross Profit	3,098	4,388	10,489	14,131
Operating expenses:
Research and development	587	207	1,711	620
Sales and marketing	1,876	2,693	6,713	8,231
General and administrative	3,699	3,542	11,116	9,768
Acquisition related costs	22	13	52	200
Amortization of intangibles	1,056	1,056	3,169	2,938
Total operating expenses	7,240	7,511	22,761	21,757
Loss from operations	(4,142)	(3,123)	(12,272)	(7,626)
Other income (expense)
Interest expense	(639)	(120)	(1,037)	(340)
Other	15	2	54	39
Change in fair value of derivative liability	41	--	41	--
Change in fair value of shares to be issued	5	69	13	157
Total other income (expense)	(578)	(49)	(929)	(144)
Net loss	(4,720)	(3,172)	(13,201)	(7,770)
Net loss attributable to non-controlling interest	(4)	(4)	(12)	(7)
Net loss attributable to common stockholders	$(4,716)	$(3,168)	$(13,189)	$(7,763)
Comprehensive loss
Net Loss	(4,720)	(3,172)	(13,201)	(7,770)
Unrealized foreign exchange gain/(loss) from cumulative translation adjustments	15	(17)	34	(22)
Comprehensive loss	$(4,705)	$(3,189)	$(13,167)	$(7,792)
Net loss per basic and diluted common share	$(0.18)	$(0.16)	$(0.52)	$(0.39)
Weighted average common shares outstanding:
Basic and Diluted	26,151,764	19,833,000	25,464,674	19,802,035

SYSOREX GLOBAL

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended
	September 30,
	2016	2015
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(13,201)	$(7,770)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	884	446
Amortization of intangible assets	3,169	2,938
Stock based compensation	1,055	885
Change in fair value of shares to be issued	(13)	(157)
Change in fair value of derivative liability	(41)	--
Amortization of deferred financing costs	--	23
Amortization of debt discount	196	--
Compensation expense, note receivable related party	--	90
Provision for doubtful accounts	455	32
Other	22	(13)
Changes in operating assets and liabilities:
Accounts receivable and other receivables	4,016	(1,098)
Inventory	(97)	42
Other current assets	(26)	(266)
Prepaid licenses and maintenance contracts	1,248	(255)
Other assets	(173)	67
Accounts payable	850	751
Accrued liabilities	(1,205)	143
Deferred revenue	1,915	339
Other liabilities	(190)	(88)
Total Adjustments	12,065	3,879
Net Cash Used in Operating Activities	(1,136)	(3,891)
Cash Flows Used in Investing Activities:
Purchase of property and equipment	(461)	(254)
Cash paid for LightMiner	--	(19)
Investment in capitalized software	(1,160)	(618)
Net Cash Used in Investing Activities	(1,621)	(891)
Cash Flows (Used in) Provided by Financing Activities
Advances (repayment) of line of credit	(4,150)	922
Advances from term loan	--	2,000
Repayment of term loan	(1,611)	(597)
Proceeds from debenture and convertible preferred stock	5,000	--
Advances to related party	(3)	--
Advances from related party	2	1
Net proceeds from issuance of common stock	--	4,685
Repayment of notes payable	(70)	(71)
Net Cash (Used in) Provided by Financing Activities	(832)	6,940
Effect of Foreign Exchange Rate on Changes on Cash	34	(22)
Net Decrease in Cash and Cash Equivalents	(3,555)	2,136
Cash and Cash Equivalents - Beginning of period	4,060	3,228
Cash and Cash Equivalents - End of period	$505	$5,364

Reconciliation of Non-GAAP Financial Measures:

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net loss attributable to common stockholders	$(4,716)	$(3,168)	$(13,189)	$(7,763)
Adjustments:
Non-recurring one-time charges:
Costs associated with public offering	--	6	--	39
Acquisition transaction/financing costs	22	13	52	200
Severance	--	--	--	307
Change in the fair value of shares to be issued	(5)	(69)	(13)	(157)
Change in the fair value of derivative liability	(41)	--	(41)	--
Stock-based compensation – compensation and related benefits	344	391	1,055	885
Interest expense	639	120	1,037	340
Depreciation and amortization	1,391	1,243	4,054	3,384
Adjusted EBITDA	$(2,366)	$(1,464)	$(7,045)	$(2,765)

(In thousands, except share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net loss attributable to common stockholders	$(4,716)	$(3,168)	$(13,189)	$(7,763)
Adjustments:
Non-recurring one-time charges:
Costs associated with public offering	--	6	--	39
Acquisition transaction/financing costs	22	13	52	200
Severance	--	--	--	307
Change in the fair value of shares to be issued	(5)	(69)	(13)	(157)
Change in the fair value of derivative liability	(41)	--	(41)	--
Stock-based compensation – compensation and related benefits	344	391	1,055	885
Amortization of intangibles	1,056	1,056	3,169	2,938
Proforma non-GAAP net loss	$(3,340)	$(1,771)	$(8,967)	$(3,551)
Proforma non-GAAP net loss per basic and diluted common share	$(0.13)	$(0.09)	$(0.35)	$(0.18)
Weighted average basic and diluted common shares outstanding	26,151,764	19,833,000	25,464,674	19,802,035